Exhibit 99.B
Report of Independent Auditors
To the Board of Directors and Stockholders of
Medicine Bow Energy Corporation
In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows present fairly, in all material respects, the financial position of Medicine Bow Energy Corporation and its subsidiaries (“the Company”) at December 31, 2004, and the results of operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
As discussed in Note 2, the consolidated financial statements as of and for the year ended December 31, 2004, have been restated.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
April 22, 2005,
Except for Notes 2, 4, and 12 as to which the date is October 7, 2005

Medicine Bow Energy Corporation and Subsidiaries
Consolidated Balance Sheets

December 31, 2004
(Restated-Note 2)
Assets
Current assets
Cash and cash equivalents	$3,874,473
Accounts receivable
Oil and gas sales	5,369,333
Joint interest owners and other	1,300,126
Prepaid expenses and other	504,616
Inventory of oilfield equipment	1,575,570
Deferred tax asset	1,056,964
Derivative asset	899,943

Total current assets	14,581,025

Equity investment	126,576,674

Oil and gas properties — at cost, using the successful efforts method of accounting
Proved properties	125,059,954
Unproved properties	1,867,691
Wells in progress	7,558,482

134,486,127
Less: Accumulated depreciation, depletion and amortization	(12,784,954)

121,701,173

Property and equipment	1,638,080
Less: Accumulated depreciation	(553,158)

1,084,922

Other assets	67,405

$264,011,199

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$12,239,937
Oil and gas revenue distribution payable	2,410,761
Income taxes	259,500
Derivative liability	7,399,142
Current portion of bank revolving credit	100,000

Total current liabilities	22,409,340

Asset retirement obligation	1,492,078
Deferred taxes	14,026,455

Total liabilities	37,927,873

Mandatorily redeemable convertible preferred stock, 30,012 shares at redemption value	23,000,000

Stockholders’ equity
Common stock, $1.00 par value; 500,000 shares authorized; 249,359 shares issued and outstanding in 2004	249,359
Additional paid-in capital	157,941,148
Accumulated earnings	48,893,478
Accumulated other comprehensive loss	(4,000,659)

Total stockholders’ equity	203,083,326

$264,011,199

The accompanying notes are an integral part of these consolidated financial statements.

Medicine Bow Energy Corporation and Subsidiaries
Consolidated Statements of Income

Year Ended
December 31, 2004
(Restated-Note 2)
Revenue
Oil and gas sales	$50,333,222
Other	19,095

Total revenue and other income items	50,352,317

Operating expenses
Lease operating	9,881,247
Severance and ad valorem taxes	6,497,519
Exploration, including delay rentals, geological, geophysical and other	2,351,669
General and administrative	8,710,798
Gain on sale of oil and gas properties	(14,283,955)
Depreciation, depletion and amortization	12,168,821

Total operating expenses	25,326,099

Income from operations	25,026,218

Other income
Earnings from equity investment	35,365,750
Other income	79,851

35,445,601
Interest expense	1,184,671

Income before income tax	59,287,148
Income taxes
Current	264,774
Deferred	15,445,761

Net income	43,576,613
Comprehensive income from change in fair value of derivative contracts, net of tax	533,925

Comprehensive income	$44,110,538

The accompanying notes are an integral part of these consolidated financial statements.

Medicine Bow Energy Corporation and Subsidiaries
Consolidated Statements of Stockholders’ Equity

	Years Ended December 31, 2004, 2003 and 2002
									Accumulated
	Common Stock		Restricted Common Stock				Additional	Accumulated	Other
	Class A		Class A-12.5		Class A-25		Paid-in	Earnings	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Deficit)	Loss	Total

Balances at December 31, 2003	104,078	$104,078	—	$—	—	$—	$65,086,429	$7,156,865	$(4,534,584)	$67,812,788
Issuance of common stock	145,281	145,281	21,168	—	30,542	—	92,854,719	—	—	93,000,000
Net income	—	—	—	—	—	—	—	43,576,613	—	43,576,613
Dividends paid	—	—	—	—	—	—	—	(1,840,000)	—	(1,840,000)
Comprehensive loss from change in fair value of derivative contracts. net of tax	—	—	—	—	—	—	—	—	533,925	533,925

Balances at December 31, 2004	249,359	$249,359	21,168	$—	30,542	$—	$157,941,148	$48,893,478	$(4,000,659)	$203,083,326

The accompanying notes are an integral part of these consolidated financial statements.

Medicine Bow Energy Corporation and Subsidiaries
Consolidated Statements of Cash Flows

Year Ended
December 31, 2004
(Restated-Note 2)
Cash flows from operating activities
Net income	$43,576,613
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion and amortization	12,168,821
Provision for losses on accounts receivable	19,581
Gain on sale of oil and gas properties	(14,283,955)
Deferred taxes	15,445,761
Earnings from equity investee, net of dividends received	(11,828,863)
Lease impairment	301,324
Changes in assets and liabilities
Accounts receivable	(416,262)
Prepaid expenses and other	304,641
Field inventories	(766,824)
Accounts payable and accrued liabilities	(1,229,966)
Oil and gas revenue distributions payable	773,260
Derivative liability	(1,364,861)
Settlement of asset retirement obligations	(73,728)
Long-term liabilities	(252,594)

Net cash provided by operating activities	42,372,948

Cash flows from investing activities
Investment in oil and gas properties	(42,987,891)
Acquisition of equity interest	(114,304,571)
Acquisition of oil and gas interests	(7,459,213)
Additions to property and equipment	(569,385)
Proceeds from sales of oil and gas properties	57,483,782

Net cash used in investing activities	(107,837,278)

Cash flows from financing activities
Payments of long-term debt	(65,900,000)
Borrowings of long-term debt	42,000,000
Dividends paid	(1,840,000)
Issuance of common stock, net of offering cost	93,000,000

Net cash provided by financing activities	67,260,000

Net increase in cash and cash equivalents	1,795,670
Cash and cash equivalents
Beginning of year	2,078,803

End of year	$3,874,473

Supplemental cash flow data
Cash paid for interest	$1,184,668
The accompanying notes are an integral part of these consolidated financial statements.

Medicine Bow Energy Corporation and Subsidiaries
Notes to Consolidated Financial Statements
1.	Organization and Business

Medicine Bow Energy Corporation, formerly known as Ensign Oil & Gas Inc. (“Medicine Bow” or the “Company”), was incorporated in Delaware on November 10, 1982.

OxBow Energy Corporation, a Colorado corporation, was formed on September 1, 2001. On May 28, 2002, OxBow Energy Corporation merged with and into Medicine Bow Energy Corporation, a Delaware corporation formed on May 23, 2002 (“Old Medicine Bow”).

Ensign Oil & Gas Acquisition

On June 5, 2003, Medicine Bow closed an acquisition in which it purchased 73,830 shares of common stock of Ensign Oil & Gas Inc., a Delaware corporation (“Ensign Oil & Gas”), representing 100% of the issued and outstanding common shares of Ensign Oil & gas. The seller in the transaction was MNOPF Trustees, Ltd. as trustees for the Merchant Navy Officers Pension fund. As a result of the transaction, Medicine Bow acquired 71.1% of the outstanding equity securities of Ensign Oil & gas. The purchase price totaled $40,397,748 including the purchase price of $44,150,340 plus deal costs and purchase price adjustments totaling $1,670,268 less cash acquired of $5,422,860. The remaining 28.9% of the outstanding equity securities of Ensign Oil & Gas were owned by an institutional investor in the form of redeemable convertible preferred stock. Such mandatorily redeemable convertible preferred stock represents non-participating preferred shares. The funds necessary to complete this transaction came from an equity contribution by Old Medicine Bow’s stockholders.

On December 1, 2003, Old Medicine Bow and Ensign Oil & Gas entered into a series of reorganization transactions. Pursuant to this reorganization, Old Medicine Bow merged into Ensign Oil & Gas. Ensign Oil & Gas was the successor entity. Immediately prior to the merger, shares of preferred stock in Old Medicine Bow were converted into common stock and thereafter, by operation of merger, shares of common stock of Old Medicine Bow were converted into common shares of Ensign Oil & Gas. The Redeemable Convertible Preferred Stock of Ensign Oil & Gas remains issued and outstanding. Immediately upon the effectiveness of the merger, Ensign Oil & Gas changed its name to “Medicine Bow Energy Corporation.” The wholly owned subsidiary of the surviving entity, Ensign Operating Company, changed its name to Medicine Bow Operating Company (herein, “Operating”). The December 1, 2003 reorganization did not result in any adjustments to the carrying amounts of the asset and liabilities.

Mission Energy Acquisition

On January 6, 2004, in connection with the Mission Energy acquisition discussed below, Medicine Bow issued 145,281 shares of common stock at $640.14 per share pursuant to a Subscription Agreement dated December 3, 2003, with certain institutional shareholders. The net proceeds to the Company were $93,000,000.

On January 7, 2004, Medicine Bow acquired all of the issued and outstanding equity of Edison Mission Energy Oil & Gas (“Mission Energy”) for $99,960,481. The acquisition was financed through the issuance of common stock (see above) and utilizing Medicine Bow’s credit agreement. At the time, Mission Energy owned, directly, 358 shares of common stock of Four Star Oil & Gas Company, a Delaware corporation (“Four Star”), and, indirectly through its 50% ownership of Four Star Oil & Gas Holdings Company, 180 shares of common stock of Four Star. The final adjusted purchase price was $101,257,185. Combined, Mission Energy owned, directly and indirectly, 538 shares of common stock of Four Star, representing 29.99% of the fully diluted, outstanding capital stock of Four Star. Immediately following the acquisition, Medicine Bow merged Mission Energy into a newly formed, wholly owned subsidiary, MBOW Four Star Corporation, a Delaware corporation (“MBOW Four Star”).

Four Star Acquisition

On May 25, 2004, Four Star Oil & Gas Holdings Company merged with and into Four Star. Upon the effectiveness of this merger and by virtue of MBOW Four Star’s ownership of 100 shares of common stock of Four Star Oil & Gas Holdings Company, MBOW Four Star converted its Four Star Oil & Gas Holdings Company common stock into 180 shares of common stock of Four Star. For accounting purposes, the investment in Four Star Oil & Gas Holdings Company was transferred to the 180 shares of common stock of Four Stars.

On July 19, 2004, MBOW Four Star closed a transaction pursuant to an agreement dated February 13, 2004, to purchase all of the issued and outstanding equity of FrontStreet FourStar, LLC, a Delaware limited liability company (“FSFS”), for $13,351,439. Upon the closing of this transaction, FSFS merged with and into MBOW Four Star. FSFS owned 55 shares of common stock of Four Star, representing 3.06% of the fully diluted, outstanding capital stock of Four Star. The final adjusted purchase price was $13,420,614. The funds necessary to complete this transaction came from Medicine Bow’s credit agreement.

Upon the closing of the FSFS transaction, MBOW Four Star owned 593 shares of common stock of Four Star, representing 33.05% of the fully diluted outstanding capital stock of Four Star. ChevronTexaco Inc., through various subsidiaries, owns the remaining 66.95% of the fully diluted, outstanding capital stock of Four Star.

Oil and Gas Property Acquisitions and Sales

On November 1, 2004, Operating closed the acquisition of an additional interest in a certain operated oil and gas properties in the House Creek North Field located in Campbell County, Wyoming. The purchase price totaled $7,953,836 including the purchase price of $7,963,211 less purchase price adjustments totaling $9,375. The allocation of the purchase price for this transaction was to the oil and gas asset accounts. The funds necessary to complete this transaction came from the Company’s credit agreement.

On February 23, 2004, Operating sold interests in eight producing wells and associated prospects in Warren County, Mississippi and Lea County New Mexico to a private company for total net proceeds of $2,500,000. The effective date of the transaction was January 1, 2004.

In July and August 2004, Operating closed various transactions in which it sold oil and gas interests located in several states including interests in Moffat County, Colorado, Rice County, Kansas, Big Horn County, Montana, Hemphill, Limestone and Live Oak Counties, Texas, and Campbell, Hot Springs, Johnson, Laramie, Sweetwater and Weston, Counties, Wyoming. The net proceeds for these transactions totaled $55,002,000, including the aggregate sales price of $55,559,000, sales price adjustments of $145,000 and transaction costs of $671,000. In addition to the foregoing divestitures, on August 12, 2004, Operating traded its interest in the Stockyard Creek Field located in Williams County, North Dakota to an unrelated third party for that party’s interest in the Kaye Field located in Converse County, Wyoming. The property trade included a cash payment to Operating of $935,000 less purchase price adjustments of $165,872.

2.	Restatement

The 2004 consolidated financial statements have been restated to correct for the following errors:

Dividends received

Medicine Bow received $23,536,887 of dividends from its equity investment in Four Star during 2004. The consolidated statement of cash flows previously reported all dividends received as a source of investing cash flows rather than evaluating the source of the cash flows to determine whether they represented a return on capital as opposed to a return of the original investment. Upon the evaluation, it was determined that the dividends represented a distribution of the earnings of Four Star and should have been reflected as operating cash flows in accordance with SFAS 95, Statement of Cash Flows. Following are the effects of this restatement on our consolidated statement of cash flows:

	Year Ended
	December 31, 2004
	As Previously
	Reported	As Restated

Net cash provided by operating activities	$18,836,061	$42,372,948
Net cash used in investing activities	(84,300,391)	(107,837,278)
Gain on sale of oil and gas properties
The consolidated statement of operations previously reported a gain on the sale of oil and gas properties as a component of Other Income. In accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-lived Assets, consistent with the requirement for reporting impairment losses, any gain or loss on the disposition of assets should be presented within income from operations. Following are the effects of this restatement on our consolidated statement of operations:

	Year Ended
	December 31, 2004
	As Previously
	Reported	As Restated

Total operating expenses	$39,610,054	$25,326,099
Income from operations	10,742,263	25,026,218
Other income	49,729,556	35,445,601
Valuation allowance on deferred tax assets
As of December 31, 2004, Medicine Bow provided a valuation allowance on its deferred tax asset of $12,603,128 for net operating losses that more likely than not will expire prior to realization. SFAS 109, Accounting for Income Taxes, requires an allocation of the valuation allowance on a pro rata basis between current and non-current deferred tax assets. The consolidated balance sheet previously reported the entire valuation allowance as a reduction of the non-current deferred tax asset. Following are the effects of this restatement on our consolidated balance sheet. We have also reflected the effects of this restatement in Note 4 to the consolidated financial statements.

	Year Ended
	December 31, 2004
	As Previously
	Reported	As Restated

Assets
Current deferred tax asset	$2,491,125	$1,056,889
Total current assets	16,015,261	14,581,025
Total assets	265,445,435	264,011,199
Liabilities
Deferred taxes and other long-term liabilities	15,460,691	14,026,455
Total liabilities and stockholders’ equity	265,445,435	264,011,199
Summarized Financial Information for Investment in Subsidiary
Medicine Bow accounts for its investment in Four Star Oil & Gas by using the equity method of accounting. APB Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock, requires the disclosure of summarized financial information for material investments. Such disclosure was omitted in the previously issued financial statements. The required disclosure has been included in Note 12 to the consolidated financial statements.
3. Summary of Significant Accounting Policies
Principles of Consolidation
The consolidated financial statements include the accounts of Medicine Bow and its wholly owned subsidiaries, Medicine Bow Operating Company and MBOW Four Star Corporation. All significant intercompany accounts and transactions have been eliminated.
Equity Investments
Investments in and advances to affiliates in which the Company does not control, but for which it exercises significant influence are accounted for by the equity method. This generally constitutes ownership interest in corporate entities between 20% and 50% and in partnerships entities in excess of 3% to 5%. As part of that accounting, the Company recognizes gains and losses that arise from the issuance of stock by an affiliate that results in changes in the Company’s proportionate share of the dollar amount of the affiliate’s equity currently in income.
Investments are assessed for possible impairment when events indicate that the fair value of the investment may be below the Company’s carrying value. When such decline is other than temporary, the carrying value of the investment is written down to its fair value, and the amount of the write-down is included in net income. In making the determination as to whether a decline is other than temporary, the Company considers such factors as the duration and extent of the decline, the investee’s financial performance, and the Company’s ability and intention to retain its investment for a period that will be sufficient to allow for any anticipated recovery in the investment’s market value. The new cost basis of investments in these equity investees is not changed for subsequent recoveries in fair value.
Cash and Cash Equivalents
Medicine Bow considers all highly liquid investments with original maturity dates of three months or less to be cash equivalents.
Inventory of Oilfield Equipment
Inventory consists of material and supplies used in connection with the Company’s drilling program. These inventories are stated at the lower of average cost or market.
Oil and Gas Producing Activities
Under the successful efforts method of accounting for oil and gas activities, the costs of productive wells, development dry holes, related asset retirement obligation (“ARO”) assets and productive leases are capitalized and amortized, principally by field, on a unit-of-production basis over the life of the remaining proved reserves. The costs of unsuccessful projects (other than development dry holes) are expensed. Costs associated with the installation of waterflood facilities are not depreciated or depleted until such time as significant secondary response begins. Gains or losses are recognized when an interest in an entire field is sold.
Capitalized costs for unproved oil and gas properties are assessed at least annually to determine if impairment in value needs to be recognized. Proceeds from sales of partial interests in unproved leases are accounted for as a recovery of cost without recognizing any gain or loss. Costs of properties abandoned, delay rentals, and geological and geophysical costs are expensed as incurred.
Expenditures for maintenance, repairs and minor renewals to maintain facilities in operating condition are generally expensed as incurred. Major replacements and renewals are capitalized.

The Company reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of their carrying value may have occurred. The Company estimates the expected future cash flows of its oil and gas properties and compares such future cash flows to the carrying amount of the oil and gas properties to determine if the carrying amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company will adjust the carrying amount of the oil and gas properties to fair value. The factors used to determine fair value include, but are not limited to, estimates of proved reserves, future commodity pricing, future production estimates, anticipated capital expenditures, and a discount rate commensurate with the risk associated with realizing the expected cash flows projected.
Long-lived assets that are held for sale are evaluated for possible impairment by comparing the carrying value with the fair value less the cost to sell. If the net book value exceeds the sales value, the asset is considered impaired resulting in an adjustment to the lower value.
The Company follows Financial Accounting Standards Board Statement No. 143, Accounting for Asset Retirement Obligations (“FAS 143”), in which the fair value of a liability for an asset retirement obligation is recorded as an asset and a liability when there is a legal obligation associated with the retirement of a long-lived asset and the amount can be reasonably estimated. Refer also to Note 11 relating to asset retirement obligations, which includes additional information on the Company’s asset retirement obligations.
Property and Equipment
Property and equipment are recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to five years.
Income Taxes
Income taxes are accounted for utilizing Statement of Financial Accounting Standards No. 109 (“SFAS No. 109”), Accounting for Income Taxes. SFAS No. 109 requires the measurement of deferred tax assets for deductible temporary differences and operating loss carryforwards and measurement of deferred tax liabilities for taxable temporary differences. Measurement of current and deferred tax liabilities and assets are based on provisions of enacted tax law; the effects of future changes in tax laws or rates are not anticipated. Deferred tax assets result primarily from net operating loss carryforwards and deferred tax liabilities result from the recognition of depreciation, depletion and amortization in different periods for financial reporting and tax purposes. Valuation allowances are provided against deferred tax assets when it is more likely than not that some portion or all of the deferred tax assets will not be realized.
Revenue Recognition
The Company records revenues from the sales of crude oil and natural gas when delivery to the customer has occurred and title has transferred, net of royalties, discounts and allowances, as applicable. This occurs when oil or gas has been delivered to a pipeline or a tank lifting has occurred.
The Company has interests with other producers in certain properties in which case the Company uses the entitlement method to account for gas imbalances. There were no significant gas imbalances as of December 31, 2004.
Oil and Gas Hedging Activities
The Company follows SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) which establishes accounting and reporting standards for derivative instruments and hedging activity. SFAS No. 133 requires recognition of all derivative instruments on the balance sheet as either assets or liabilities at fair value. Changes in the derivative’s fair value are recognized currently in earnings unless specific hedge accounting criteria are met. Gains and losses on derivative hedging instruments must be recorded in either other comprehensive income or current earnings, depending on the nature and designation of the instrument.
Periodically, Medicine Bow enters into commodity derivative contracts to manage its exposure to oil and gas price volatility. The contracts, which are generally placed with major financial institutions or with counter parties which management believes to be of high credit quality, may take the form of futures contracts, swaps or options. The oil and gas reference prices of these contracts are based upon oil and natural gas futures, which have a high degree of historical correlation with actual prices received by the Company. Currently, the Company’s derivative contracts are designated as cash flow hedges and will be settled by December 31, 2005. The Company had losses on derivative instruments, reflected in oil and gas sales, of $11,169,267 for December 31, 2004.
Accumulated Other Comprehensive Income (Loss)
The Company follows the provisions of SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting comprehensive income. In addition to net income, comprehensive income includes all changes in equity during a period, except those resulting from investments by and distributions to the owners of the Company. The effective portion of changes in fair value of derivative instruments that qualify for cash flow hedge treatment are included in accumulated comprehensive income (loss). The accumulated other comprehensive loss balance at year end consists of unrealized losses on derivatives.
Fair Value of Financial Instruments
Medicine Bow’s financial instruments consists of cash, trade receivables, trade payables, accrued liabilities, long-term debt and derivative instruments. The carrying value of cash and cash equivalents, trade receivables and trade payables are considered to be representative of their fair market value, due to the short maturity of these instruments. Long-term debt is based on variable rate interest and accordingly, approximates fair value. The fair value of derivative contracts are estimated based on market conditions in effect at the end of each reporting period.
Stock-Based Compensation
Medicine Bow follows the disclosure provisions of Statement of Financial Accounting Standards No. 123 (“SFAS No. 123”), Accounting for Stock-Based Compensation. SFAS No. 123 requires all companies to disclose what their earnings and earnings per share would have been if they had elected to follow the accounting provisions of the Statement. Medicine Bow elected to continue to account for stock-based compensation under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and Related Interpretations. There were no differences between actual expense and the pro forma effects of FAS 123 as the Company’s stock-based compensation is only exercisable upon a Liquidity Event occurring. See additional discussion in Note 10.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of oil and gas reserves, assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements
FASB Statement No. 123R, Share-Based Payment (“FAS 123R”)
In December 2004, the FASB issued FAS 123R, which requires that compensation cost relating to share-based payments be recognized in the company’s financial statements. The Company currently accounts for those payments under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. The company is preparing to implement this standard effective for periods after December 15, 2005. Although the transition method to be used to adopt the standard has not been selected, the adoption is expected to have a minimal impact on the Company’s results of operations, financial position and liquidity.
FASB Statement No. 153,
Exchanges of Nonmonetary Assets An Amendment of APB Opinion No. 29 (“FAS 153”)
In December 2004, the FASB issued FAS 153, which is effective for the Company for asset-exchange transactions beginning June 15, 2005. Under APB No. 29, assets received in certain types of nonmonetary exchanges were permitted to be recorded at the carrying value of the assets that were exchanged (i.e., recorded on a carryover basis). As amended by FAS 153, assets received in some circumstances will have to be recorded instead at their fair values. In the past, Medicine Bow has not engaged in a large number of nonmonetary asset exchanges for significant amounts.
FASB Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”)
In January 2003, FIN 46 was issued, and established standards for determining under what circumstances a variable interest entity (“VIE”) should be consolidated by its primary beneficiary. FIN 46 also requires disclosures about VIEs that the company is not required to consolidate but in which it has a significant variable interest. In December 2003, the FASB issued FIN 46-R, which not only includes amendments to FIN 46, but also requires application of the interpretation to all affected entities no later than December 15, 2004, for calendar year-reporting companies. Prior to this requirement, companies were required to apply the interpretation to special-purpose entities by December 31, 2003. The full adoption of the interpretation as of March 31, 2004, including the requirement relating to special-purpose entities, did not have an impact on the Company’s results of operations, financial position or liquidity.

4.	Income Taxes
Deferred tax assets (liabilities) are comprised of the following:

December 31, 2004
(Restated-Note 2)
Current deferred tax assets (liabilities)
Derivative liabilities	2,476,200
Bad debt allowance	15,000

Total current deferred tax assets	2,491,200
Less: Valuation allowance	(1,434,236)

Net current deferred tax asset	$1,056,964

Long-term deferred tax assets (liabilities)
Net operating loss and credit carryforwards	$17,409,062
Capitalized interest and costs	1,421,400
Asset retirement obligation	568,500
Investment in stock	(3,827,400)
Oil and gas properties	(18,274,825)
Non oil and gas equipment and other	(154,300)

Total long-term deferred tax liability	(2,857,563)
Less: Valuation allowance	(11,168,892)

Net long-term deferred tax liability	$(14,026,455)

For tax purposes, Medicine Bow has a net operating loss carryforward of approximately $45,497,000, which begins to expire in 2010 through 2023. The net operating loss is subject to annual usage limitations due to a change in ownership under Section 382. A valuation allowance of $12,603,128 at December 31, 2004, has been provided for net operating losses that more likely than not will expire prior to their utilization. Medicine Bow has a minimum tax credit carryforward of $196,000 which will not expire.
The difference between the expected tax provision applying a 35% federal rate and the actual tax provision is attributable primarily to the federal dividends received deduction related to taxable dividends received from the Company’s investment in Four Star and a change in the valuation allowance, offset by the effects of state taxes.

5.	Related Party Transactions
The Company paid an advisory firm, of which a shareholder is a principal, $1,082,112 in 2004 for assistance with the closing of capital and acquisition transactions.

6.	Commitments and Contingent Liabilities
Medicine Bow rents office facilities under various noncancelable operating lease agreements. Rental expense for these leases was $730,000 in 2004. In early 2001, Ensign Oil & Gas negotiated an extension of the Denver office lease, which Medicine Bow assumed by operation of the Ensign Oil & Gas acquisition and subsequent reorganization, resulting in total future minimum noncancelable lease payments as follows:

Year Ending December 31
2005	$733,000
2006	451,000
2007	40,000
2008	11,000

$1,235,000

As of December 31, 2004, the Company is a defendant in one lawsuit. That lawsuit was filed in June 2004 by the former Chief Executive Officer of Ensign Oil & Gas. The plaintiff asserts that he is entitled to additional compensation under the terms of his employment with Ensign Oil & Gas beyond those that were provided to him upon his severance from the Company. The defense of this litigation was assumed by the Company’s employment practices liability insurance provider subject to a retention of $50,000. As of December 31, 2004, the $50,000 retention has been satisfied by the Company. Trial is presently scheduled for May 16, 2005. At present the Company is uncertain of the amount under dispute but is of the opinion that the resolution of these claims will not have a material adverse effect on the Company’s consolidated financial statements.
On February 24, 2004, Medicine Bow and Operating agreed to a settlement in principal with Northern Natural Gas Company (“Northern Natural”) relating to an Ad Valorem Tax Refund matter before the Federal Energy Regulatory Commission concerning natural gas wells located in Kansas. Terms of the settlement required Medicine Bow and Operating to pay $1,550,000 to Northern Natural in exchange for a full and complete release for any and all claims relating to the ad valorem tax refund claim. The Federal Energy Regulatory Commission approved the settlement on May 10, 2004, and no appeals were filed, allowing the settlement to become final on June 9, 2004.
Coincident with the Northern Natural settlement described in the preceding paragraph, Medicine Bow entered into a settlement agreement with a group of third parties (the “Settlement Parties”). Terms of the settlement required that the Settlement Parties contribute $1,200,000 of the $1,550,000 settlement amount in exchange of mutual, general releases between the parties. As a result of this agreement, Medicine Bow’s net liability for the Northern Natural settlement was $350,000. All obligations arising from the Northern Natural settlement and the agreement with the Settlement Parties have been satisfied.
The Company has entered into employment agreements with five (5) key employees. These employment agreements impose certain obligations upon the Company in return for performance by such employees. These agreements had an original term of two or three years and year-to-year thereafter unless terminated by the Company or the employee. The aggregate remaining salary obligation of the Company under these agreements as of December 31, 2004, was $449,500.
Medicine Bow outsources accounting services and has entered into a two-year agreement as of June 2003. The agreement includes recurring six-month term extensions if neither party gives a written notice of intent to cancel at least six months prior to the end of the primary term or any incremental term. The agreement’s initial term ends May 31, 2005, but since no notice of intent to cancel was given before December 1, 2004, the contract term has extended to November 30, 2005, and has a remaining obligation as of December 31, 2004, of approximately $880,000.
7.	Long-Term Debt
As of December 31, 2004, the maximum amount available based upon the Company’s borrowing base was $56,000,000. The borrowing base is scheduled to be redetermined on April 1 and October 1 of each year. At December 31, 2004, the outstanding borrowings under the Credit Agreement were $100,000, at an interest rate of 4.03%, there were no outstanding letters of credit, and $55,900,000 was available for borrowing.
Borrowings under the Credit Agreement are secured by substantially all of Operating’s producing properties. In addition, upon the lenders request, Medicine Bow shall cause MBOW Four Star to grant the lenders a first priority lien upon all equity interests owned by it or its affiliates in Four Star. Interest rates applied to borrowings under the Credit Agreement are determined by reference to the prime rate or LIBOR, at Medicine Bow’s election. A varying spread of 0% to 0.5% is added to the prime rate and 1.5% to 2.0% is added to LIBOR, based upon the facility utilization ratio. Borrowings under the Credit Agreement are revolving loans until October 31, 2005, at which time all then outstanding borrowings are due. The Company is presently negotiating an extension of the Credit Agreement beyond October 31, 2005. The Credit Agreement contains various financial covenants and other restrictions. Management believes the Company was in compliance with all of these covenants as of and for the year ended December 31, 2004.
Other assets include $165,500 of deferred financing costs, net of accumulated amortization of $98,100 at December 31, 2004, related to the credit agreement. The costs are being amortized on the straight-line method over the term of the agreement.
8.	Mandatorily Redeemable Convertible Preferred Stock
As part of the 2003 reorganization, Medicine Bow retained 30,012 shares of Mandatorily Redeemable Convertible Preferred Stock (the “Preferred Shares”) that Ensign Oil and Gas had previously issued with a nondetachable warrant to purchase up to 10,000 shares of its common stock at an exercise price of $766.36 per share. As part of the December 2003 reorganization, the Redeemable Convertible Preferred Stock was valued at $23,000,000 and the value of the warrant was deemed de minimis. These values are consistent with the carrying amounts prior to the reorganization. The warrant may only be exercised upon an optional redemption of the Preferred Shares by Medicine Bow. The Preferred Shares have a liquidation preference of $766.36 per share. Each Preferred Share may be converted into one common share of the Company. Medicine Bow is required to reserve authorized, but unissued, common shares equal to the number of Preferred Shares outstanding and the number of warrant shares issuable.
The Preferred Shares are entitled to receive quarterly cash dividends at the rate of 8% per annum. Such dividends are cumulative, whether or not declared, and are payable on the first day of January, April, July, and October of each year. Medicine Bow may elect to pay 50% of the dividend in Preferred Shares, payable at the rate of 10% per annum. The remaining 50% of the dividend is required to be paid in cash at the rate of 8% per annum.
Medicine Bow has the option to redeem the Preferred Shares at any time after October 31, 2005, in whole or in part at 125% of the stated value. The warrant to purchase up to 10,000 shares of common stock becomes exercisable only if there is such an optional redemption of Preferred

Shares. If there are any Preferred Shares outstanding on October 31, 2008, Medicine Bow is required to redeem such shares at the stated value.
9.	Stockholders’ Equity
On January 6, 2004, Medicine Bow issued 145,281 shares of common stock at $640.14 per share pursuant to a Subscription Agreement dated December 3, 2003, with certain institutional shareholders. The net proceeds to the Company were $93,000,000. Following issuance of such shares, 249,359 shares of common stock were outstanding. As of December 31, 2004, $27,000,000 remains available under the Subscription Agreement for future subscription of shares.
On May 6, 2004, Medicine Bow terminated its 2002 Equity Incentive Plan and adopted the 2004 Equity Incentive Plan. The 2004 Equity Incentive Plan amended its Certificate of Incorporation to authorize the renaming of the Company’s common stock as “Class A Common Stock”, reducing the number of authorized shares of Class A Common Stock to 439,165 shares and authorizing 24,903 shares of “Class A-12.5 Common Stock” and 35,932 shares of “Class A-25 Common Stock.” On that date the Company cancelled all 249,359 shares of common stock that were issued and outstanding and issued the same number of shares as “Class A Common Stock” and issued 21,168 shares of Class A-12.5 Common Stock and 30,542 shares of Class A-25 Common Stock. 3,735 shares of Class A-12.5 Common Stock and 5,390 shares of Class A-25 Common Stock were not issued but were set aside for a Bonus Plan for employees not receiving a stock grant of Class A-12.5 Common Stock and Class A-25 Common Stock.
As of December 31, 2004, the Company had 249,359 shares of Class A Common Stock, 21,168 shares of Class A-12.5 Common Stock and 30,542 shares of Class A-25 Common Stock issued and outstanding.
The common shareholders are entitled to one vote per share on all matters to be voted upon by the shareholders. The common shareholders are entitled to dividends and other distributions as may be declared by the board of directors. The common shareholders are subject to certain rights and restrictions arising under the Second Amended and Restated Investors Rights Agreement dated as of May 6, 2004, including registration rights, a right of first offer, drag-along and tag-along rights, pre-emptive rights to purchase additional shares, rights of certain shareholders to appoint directors, and positive and negative control rights of two institutional investors.
10.	Restricted Stock Plan
On May 6, 2004, the Company terminated its 2002 Equity Incentive Plan (the “2002 Plan”) and replaced it with a 2004 Equity Incentive Plan (the “2004 Plan”).
The 2002 Plan permitted the grant of nonqualified stock options to the employees of the Company. On May 5, 2004, 34,693 options were available for grant and 29,489 had been granted at an exercise price based on a formula starting with $640.14 per share. The exercise price was variable in that the exercise price was calculated based on multiplying the $640.14 price per share by a factor of 1.125, for 40% of the grant, 1.25 for another 40% and 1.75 for the remaining 20%, raised to the factor of the number of years elapsed from the grant date to the date of exercise. The options vested in 1/3 increments (equally as to options in each option price classification on January 31st of 2005, 2006 and 2007). The options vested immediately upon the completion of a qualified merger, initial public offering, sale of all or substantially all of the assets or a change in control (a “liquidity event”). The options were only exercisable upon a liquidity event occurring. No options could be granted after May 29, 2012. No compensation expense was recorded in 2004 due to the option awards.
The Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”) for the stock options granted to the employees of the Company under the 2002 Plan. Had compensation expense for the options granted been determined based on the fair value at the grant date for the options, consistent with the provisions of SFAS 123, the Company’s net income and net income per share for the year ended December 31, 2004, would not have been different than the actual income reported.
The 2004 Plan instituted a restricted stock plan. The Company issued Class A-12.5 Common Stock and Class A-25 Common Stock to certain employees. Class A-12.5 Common Stock holders will be entitled to share in any distribution following the dissolution, liquidation or winding-up of the Corporation or upon a “Liquidity Event” (as defined in First Certificate of Amendment of the Certificate of Incorporation) only after the holders of Class A Common Stock have received an internal rate of return for a given investment date (“IRR” — as defined in First Certificate of Amendment) of 12.5% per share. Class A-12.5 Common Shares relating to a given investment date for which a 12.5% IRR is not achieved are forfeited automatically. Similarly, Class A-25 Common Stock holders will be entitled to share in any distribution following the dissolution, liquidation or winding-up of the Corporation or upon a Liquidity Event only after the holders of Class A Common Stock have received an IRR for a given investment date of 25% per share. Class A-25 Shares relating to a given investment date for which a 25% IRR is not achieved are forfeited automatically. No compensation expense was recorded in 2004 related to this Restricted Stock. Based upon the nominal value per share, the fair value of the Restricted Stock is considered to be immaterial as of December 31, 2004.
The 2004 Equity Incentive Plan also provides that the Company will adopt a “Bonus Plan” which shall create a cash bonus pool upon a Liquidity Event in an aggregate amount equal to the value of any authorized but unissued Restricted Stock.
11.	Asset Retirement Obligations
The Company applies the provisions of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (“SFAS No. 143”), to account for its asset retirement obligations. This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the asset. The asset retirement liability is allocated to operating expense by using a systematic and rational method.

A reconciliation of the changes in the Company’s liability from January 1, 2004, to December 31, 2004, is as follows:

Beginning asset retirement obligation	$2,117,917
Liabilities removed from property divestitures	(816,546)
Liabilities incurred	223,362
Liabilities settled	(73,728)
Accretion expense	41,073

Ending asset retirement obligation	$1,492,078

12.	Investment in Subsidiary
As discussed in Note 1, the Company acquired its investments in Four Star during 2004. As of December 31, 2004, Company owned 33.05% of the fully diluted equity of Four Star. The Company accounts for its interest in Four Star using the equity method. The investment includes initial acquisition costs in excess of Medicine Bow’s equity in the underlying assets and liabilities of Four Star of $72,522,271 which are being amortized using the unit-of-production method over the life of the oil and gas properties as Medicine Bow has determined that this excess purchase price relates to the value of these assets. As of December 31, 2004, $62,491,420 remains to be amortized. Summarized financial information for 100% of Four Star is set forth below:

Condensed Balance Sheet	December 31,
(in millions)	2004

Current assets	$110
Property, plant and equipment and other assets, net	236

Total assets	$346

Current liabilities	$74
Deferred credits and other noncurrent obligations	25
Deferred income taxes	44
Equity	203

Total liabilities and equity	$346

Condensed Statement of Operations	Year Ended
December 31,
(in millions)	2004

Total revenues	$363

Operating expenses	50
General and administrative expenses	12
Depreciation, depletion & amortization	35
Taxes other than income taxes	32

Total expenses	129

Operating income	234
Interest expense	(2)
Interest income and other	1

Earnings before income taxes	233
Provision for income taxes	91

Net Income	$142

13.	Subsequent Events
On April 15, 2005, MBOW Four Star acquired 100 shares of Four Star from a subsidiary of ChevronTexaco. As a result of such acquisition, MBOW Four Star owned 693 shares of common stock of Four Star, representing 38.63% of the fully diluted equity of Four Star. The purchase price totaled $23,184,000, including the purchase price of $23,000,000 and deal costs of $184,000. The funds necessary to complete this transaction came from Medicine Bow’s cash and credit agreement.
On August 29, 2005, MBOW Four Star acquired 80 shares of Four Star from a subsidiary of ChevronTexaco. As a result of such acquisition, MBOW Four Star now owns 773 shares of common stock of Four Star, representing 43.09% of the fully diluted equity of Four Star. The purchase price was approximately $20,090,000, including the purchase price of $20,000,000 and transaction costs of $90,000. This transaction was funded from Medicine Bow’s cash and credit agreement.
On August 31, 2005, Medicine Bow and El Paso Production Holding Company (“EPPH”) closed a transaction in which EPPH acquired 100% of Medicine Bow’s outstanding shares for total cash consideration of approximately $851,000,000. Of this amount, $814,000,000 was paid for the equity interests acquired and bonus pool payout amounts. As described in Note 10, such transaction was considered a Liquidity Event in connection with Medicine Bow’s 2004 Equity Incentive Plan. The compensation expense of $13,436,426, associated with this Liquidity Event was paid by EPPH in conjunction with the acquisition transaction. In conjunction with the transaction, EPPH repaid Medicine Bow’s outstanding borrowings under the credit facility in the amount of $23,000,000.
14.	Supplemental Oil and Gas Information (Unaudited)
The following supplemental oil and gas information includes Medicine Bow Energy’s share of Four Star’s oil and gas producing activities (MBOW Four Star).

Costs Incurred in Oil and Gas Producing Activities
Costs incurred in oil and gas property acquisition, exploration and development activities, whether capitalized or expensed, are summarized as follows for the years ended December 31:

(in thousands of dollars)	Medicine Bow	MBOW
	Operating	Four Star
Development	$41,810	$3,636
Exploration	1,906	—
Acquisition
Proved	7,459	—
Undeveloped land and seismic	1,131	—

	$52,306	$3,636

Oil and Gas Reserve Information
Net proved oil and gas reserves at December 31, 2004, have been estimated by independent petroleum consultants in accordance with guidelines established by the Securities and Exchange Commission (“SEC”). Accordingly, the following reserve estimates are based upon existing economic and operating conditions at the respective dates.
There are numerous uncertainties inherent in estimating quantities of proved reserves and in providing the future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.
The following table sets forth an analysis of the estimated quantities of net proved and proved developed oil (including condensate) and natural gas, all of which are located onshore the continental United States:

	Medicine Bow Operating		MBOW Four Star
	Oil	Natural Gas	Oil	Natural Gas
	MBbls	MMcf	MBbls	MMcf
Proved reserves as of December 31, 2003	13,654	103,403	6,610	134,652
Revisions of previous estimates	2,561	(7,180)	331	(6,962)
Extensions, discoveries and improved recoveries	(214)	17,225	—	3,422
Purchases of reserves in place	1,639	77	—	—
Sales of reserves in place	(4,618)	(35,075)	—	(3,370)
Production	(776)	(6,163)	(992)	(16,146)

Proved reserves as of December 31, 2004	12,246	72,287	5,949	111,596

Proved developed reserves
December 31, 2003	9,421	64,184	6,280	128,682
December 31, 2004	5,735	47,436	5,619	107,183

The following tables present the standardized measure of future net cash flows related to proved oil and gas reserves together with changes therein, as defined by the Financial Accounting Standards Board. You should not assume that the future net cash flows or the discounted future net cash flows, referred to in the table below, represent the fair value of the estimated oil and gas reserves. Consistent with rules and regulations promulgated by the SEC, we determine future cash flows using market prices for oil and gas on the last day of the fiscal period. Future production and development costs are based on current costs with no escalations. Estimated future cash flows, net of future income taxes, have been discounted to their present values based on a 10% annual discount rate.
Average oil and natural gas prices in effect at each year-end used in calculating reserve estimates are as follows at December 31, 2004:

	Medicine Bow	MBow Four
	Operating	Star

Natural gas (per MMBtu)	$6.02	$4.92
Crude oil and NGL (per barrel)	32.46	33.66

	Standardized Measure
	Medicine Bow	MBOW
(in thousands of dollars)	Operating	Four Star

Future cash inflows	$925,084	$858,970
Future production costs	246,685	199,622
Future development costs	42,805	6,941
Future income taxes	193,231	234,655

Future cash flows	442,363	417,752
10% annual discount	(219,778)	(154,344)

Standardized measure of discount future net cash flows	$222,585	$263,408

Total future net cash flows before income taxes discounted at 10% per annum of Medicine Bow Operating Company are $319,813,000 as of December 31, 2004.

	Changes in
	Standardized Measure
	Medicine Bow	MBOW
(in thousands of dollars)	Operating	Four Star

Standardized measure of discounted future net cash flows at the beginning of year	$244,669	$254,816
Revisions in quantity estimates	15,634	26,440
Acquisition of oil and gas reserves	23,527	—
Sales and transfers of oil and gas produced, net of production costs	(43,639)	(83,617)
Extensions and discoveries, net of future production and development costs	36,892	6,610
Sale of producing properties	(115,549)	(10,246)
Changes in estimated future development costs	(15,479)	(780)
Previously estimated development cost incurred	16,961	3,636
Net change due to changes in prices and production costs	27,982	35,812
Net change in income taxes	(798)	(4,958)
Accretion of discount	24,467	35,695
Other	7,918	—

Standardized measure of discounted future net cash flows at the end of year	$222,585	$263,408